UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2017 (July 11,2017)

 CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
On July 11, 2017, CONSOL Energy Inc. (the “Company”) filed a Current Report on Form 8-K reporting that the Company’s Board of Directors (the “Board”) had appointed Donald Rush, currently Vice President of Energy Marketing of the Company, to succeed David M. Khani as the Executive Vice President and Chief Financial Officer of the Company (“CFO”), effective August 2, 2017. On July 28, 2017, the Compensation Committee of the Board amended the compensation package of, and made certain awards to, Mr. Rush in connection with his appointment as CFO. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of reporting such compensation.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 2, 2017, Mr. Rush will have a base salary of $350,000 and Mr. Rush’s target short-term incentive compensation (“STIC”) award opportunity pursuant to the Company’s Executive Annual Incentive Plan for 2017 will increase to 80% of his base salary, or $280,000. Mr. Rush’s 2017 STIC payout opportunity will be based upon the achievement of Company performance objectives. Mr. Rush also will receive, effective August 3, 2017, an award of restricted stock units (“RSUs”) granted under the Company’s Equity Incentive Plan (as amended and restated) with a fair market value of $500,000, which RSUs will vest ratably over a five-year period from the date of grant, subject to Mr. Rush’s continued employment with the Company. Further details on Mr. Rush’s compensation will be included in the Company’s 2018 proxy statement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:    /s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: August 2, 2017